EXHIBIT 5.1

June 6, 2006

FTI Consulting, Inc.

500 East Pratt Street

Suite 1400

Baltimore, Maryland 21202

Ladies and Gentlemen:

I am the Associate General Counsel and Secretary of FTI Consulting, Inc., a Maryland corporation (the “Company”). I have acted as counsel to the Company in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) and the filing thereof with the Securities and Exchange Commission (the “Commission”), pursuant to which the Company will register under the Securities Act of 1933, as amended, 2,000,000 shares, par value $0.01 per share, of Common Stock of the Company (the “Shares”) to be issued and sold from time to time pursuant to the FTI Consulting, Inc. 2007 Employee Stock Purchase Plan (the “Plan”). The opinion hereinafter set forth is given pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

As the Company’s Associate General Counsel and Secretary, I am generally familiar with the proceedings that the Company and its directors and stockholders have taken in connection with the authorization, reservation and registration of the Shares and the terms of the Plan.

I have examined copies of the Company’s Charter, as amended, By-laws, as amended, the Plan, resolutions adopted by the Company’s Board of Directors and Committees relating to the above and other records and documents that I have deemed necessary for the purpose of this opinion. I have also examined such other documents, papers, statutes and authorities as I have deemed necessary to form a basis for this opinion.

Based upon the foregoing, I am of the opinion that the Shares have been duly authorized and will be (when issued, sold and delivered pursuant to the terms of the Plan) validly issued, fully paid and non-assessable shares of Common Stock of the Company.

The opinion set forth herein is limited to matters governed by the laws of the State of Maryland and the Federal Laws of the United States of America, and I express no opinion as to any other laws.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under Item 5 of this Registration Statement.

Very truly yours,

/s/ JOANNE F. CATANESE
Associate General Counsel and Secretary